UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2009

PPJ ENTERPRISE

(Exact name of registrant as specified in its charter)

Nevada	000-50014	88-0478644
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1120 TERMINAL WAY, SUITE 202, RENO 89503

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code (775) 786-5528, Fax (888) 213-5031

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) [ ]

ITEM 2.01 Acquisition / Disposition OF ASSETS

On June 13, 2008, the Registrant disposed partial transaction of acquisition (the subsidiary “Healthcare” Business Services Groups, Inc.,

a Delaware Company (“Healthcare”)) dated April 23, 2004 to Chandana

Basu(Ms. Basu) from whom it acquired three companies on that day by issuing 25,150,000 Common Shares of Registrant to Ms. Basu.

“Healthcare” was acquired because of the impressive amount of income it was generating during the years of 2002 through 2004. During those years “Healthcare” was growing as much as 30 to 40 percent per year.

{After acquisition, Registrant changed its name with Nevada

Secretary of State from Winfield Financial Group, Inc.(Winfield)

to “Healthcare” Business Services Groups, Inc. (HBSGI, Nevada).

that confused many people to understand that HBSGI, Nevada

was a different company than ““Healthcare””, the Delaware

company. Delaware company was formed in 1994 which

was doing business in California. HBSGI, Nevada Company

was actually Winfield which was the Registrant’s former

name, a Nevada Company was formed in Las Vegas, Nevada in

year 2000 by Robert and Linda Burley which never conducted

business in California. After “Healthcare”, the Delaware

Company filed Chapter 7, many people were confused

that Registrant filed Bankruptcy then changed its name with

Nevada Secretary of State to “PPJ Enterprise” (PPJE).

PPJE is the original Winfield not “Healthcare”.}

Since it was acquired by the Registrant, “Healthcare” ’s income and growth continued to decline due to multiple law suits and Arbitration actions by its clients against “Healthcare”.

“Healthcare” continued to operate in loss for the years of 2005, 2006 and 2007. Due to lack of funding and loss of clients and loss of income

“Healthcare” ultimately closed its operation and filed Chapter-7

Bankruptcy on June 26, 2008.

“Healthcare” management Group including Ms. Basu reported that allegations by the clients were false against “Healthcare” and it filed cross complaints against those few clients but due to lack of adequate funding “Healthcare” was not able to continue to defend itself.

On June 13, 2008, the majority share holders and its current Board of

Directors decided that “Healthcare” to be disposed in order for the

Registrant to move for ward bring higher equity to its shareholder.

Ms. Basu agreed and accepted the transaction, she believes that this transaction will increase share holders value. Ms. Basu agreed to return 33.33% of the 25,150,000 shares she received for the acquisition of the three companies on April 23, 2004. Total number of shares will be returned by Ms. Basu is 8,383,333 to the Treasury.

As of January 1, 2008 “Healthcare” ’s assets and liabilities are no longer be owned by the Registrant.

The Registrant will continue to operate the subsidiary Automated

Software Corp. (Automated Biller) as its primary line of business.

Automated Biller sold one license in 2008 for initially agreed price of

$238,000 for a Multi specialty Medical Group in Mississippi (the

Buyer). Automated Biller received $67,000 in 2008 as initial payment from the Buyer. Automated Biller was installed in March of 2008 and employees were trained to use the software. The Buyer needs further improvements to customize the software for use and did not want to pay in advance for enhancement. Automated Biller needs immediate funding to assist the Buyer and upgrade software as per 2009 changes and implementation guide lines for form 837-P electronic submission of

Professional (physicians) claims. Automated Biller also needs adequate funding to develop other specialties of Medicine and market the software nationwide. Automated biller developed a business plan and

“Executive Summary” for investors which can be viewed in the

Registrant’s website, http://www.ppjenterprise.com.

Automated Biller’s initial programs and at least 5 specialties have been developed such as for Pain Management, Physical Therapy, General and Internal Physicians and Surgery Centers. Automated Biller can

install software for these specialties to management their

appointments, Coding, billing Electronic healthcare Records, charts and management of the entire practice with minimum efforts such new electronic claim submission format 837P. Automated Biller also completed 60 percent of Anesthesia billing module.

With an investment of $1.5 million Dollars, Management

strongly believes that Automated Biller can be a well known name in the

Healthcare community nationwide which will generate profit for share holders and increase share values drastically.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 PPJ Enterprise,

 By: /s/ Chandana Basu

       Chandana Basu

       Chief Executive Office

Dated:  February 26, 2009